Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

As of September 30, 2010 and December 31, 2009 and for the

Three and Nine Months Ended September 30, 2010 and 2009

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 30,	December 31,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$52,235	$24,675
Accounts receivable, trade (less allowance for doubtful accounts of $431 and $711)	182,591	173,279
Accounts receivable from affiliates, net	2,748	2,785
Program rights, net	171,072	153,029
Prepaid expenses and other current assets	13,090	38,533
Deferred tax asset	4,575	4,251
Total current assets	426,311	396,552

Property and equipment, net of accumulated depreciation of $30,604 and $26,779	18,663	21,996
Program rights, net	607,530	503,411
Deferred carriage fees, net	72,644	87,767
Deferred financing costs, net of accumulated amortization of $15,575 and $13,138	8,012	10,449
Amortizable intangible assets, net of accumulated amortization of $564,378 and $525,591	133,159	171,946
Goodwill	51,309	51,309
Other assets	19,868	21,950
	$1,337,496	$1,265,380
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$23,265	$14,856
Accrued liabilities:
Interest	5,080	20,353
Employee related costs	16,658	18,818
Deferred carriage fees payable	896	642
Other accrued expenses	12,935	11,989
Accounts payable to affiliates, net	14,616	16,665
Program rights obligations	112,015	106,845
Deferred revenue	22,817	12,443
Bank debt	43,750	25,000
Capital lease obligations	925	977
Total current liabilities	252,957	228,588

Program rights obligations	350,261	309,436
Deferred tax liability, net	90,120	95,707
Senior notes	299,484	299,283
Senior subordinated notes	324,007	323,817
Bank debt	477,500	555,000
Capital lease obligations	14,121	14,917
Accounts payable to affiliates	1,143	1,618
Other liabilities	21,854	20,283
Total liabilities	1,831,447	1,848,649
Commitments and contingencies
Member’s deficiency	(493,951)	(583,269)

	$1,337,496	$1,265,380

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three and Nine Months Ended September 30, 2010 and 2009

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues, net	$228,157	$206,175	$663,449	$599,322

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	71,876	59,969	201,220	171,906
Selling, general and administrative	59,775	52,808	168,343	159,233
Depreciation and amortization	14,197	14,168	42,610	43,381
	145,848	126,945	412,173	374,520
Operating income	82,309	79,230	251,276	224,802

Other income (expense):
Interest expense	(18,565)	(18,690)	(55,742)	(57,210)
Interest income	130	29	355	188
Loss on derivative contracts, net	—	(515)	—	(3,230)
Miscellaneous, net	68	191	(61)	302
	(18,367)	(18,985)	(55,448)	(59,950)
Income before income taxes	63,942	60,245	195,828	164,852
Income tax expense	(24,527)	(18,748)	(73,482)	(58,510)
Net income	$39,415	$41,497	$122,346	$106,342

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Nine Months Ended September 30, 2010

(Dollars in thousands)

(unaudited)

Balance, December 31, 2009	$(583,269)

Cash capital distributions	(117,000)
Non-cash capital contributions	83,972
Net income	122,346

Balance, September 30, 2010	$(493,951)

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2010 and 2009

(Dollars in thousands)

(unaudited)

	2010	2009
Cash flows from operating activities:
Net income	$122,346	$106,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,610	43,381
Cablevision share-based compensation expense allocations	8,645	8,240
Amortization and write-off of program rights	141,710	117,721
Amortization of deferred carriage fees	17,178	16,026
Amortization of deferred financing costs, discounts on indebtedness and other costs	2,828	3,019
Provision for doubtful accounts	143	279
Unrealized foreign currency transaction gain, net	(43)	(18)
Deferred income taxes	(5,911)	(9,358)
Current income tax expense allocations	74,116	63,730
Changes in assets and liabilities:
Accounts receivable, trade	(9,412)	(17,278)
Accounts receivable from affiliates, net	37	7,936
Prepaid expenses and other assets	27,480	15,741
Program rights	(263,872)	(143,891)
Deferred carriage fees	(2,055)	(531)
Accounts payable and accrued expenses	2,616	(9,772)
Accounts payable to affiliates, net	(2,524)	533
Program rights obligations	47,206	(21,328)
Deferred carriage fees payable	244	(1,922)
Other liabilities	1,581	202
Net cash provided by operating activities	204,923	179,052

Cash flows from investing activities:
Capital expenditures	(682)	(1,063)
Payments for acquisition of a business	(320)	(250)
Net cash used in investing activities	(1,002)	(1,313)

Cash flows from financing activities:
Cash distributions to parent	(117,000)	(78,000)
Repayment of bank debt	(58,750)	(98,750)
Principal payments on capital lease obligations	(611)	(510)
Net cash used in financing activities	(176,361)	(177,260)

Net increase in cash and cash equivalents	27,560	479

Cash and cash equivalents at beginning of period	24,675	13,502

Cash and cash equivalents at end of period	$52,235	$13,981

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands)

(unaudited)

NOTE 1.        BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly-owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s unaudited condensed consolidated financial statements have been derived from the condensed consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.        BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these unaudited condensed consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2009.

The condensed consolidated financial statements as of September 30, 2010 and for the three and nine months ended September 30, 2010 and 2009 presented herein are unaudited; however, in the opinion of management, such condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2010.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

Comprehensive income for the three and nine months ended September 30, 2010 and 2009 equals net income for the same periods.

Certain reclassifications have been made to the accompanying 2009 condensed consolidated financial statements to conform to the 2010 presentation.

NOTE 3.        CASH FLOWS

For purposes of the unaudited condensed consolidated statements of cash flows, the Company considers the balance of its investments in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents.

During the nine months ended September 30, 2010 and 2009, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Nine Months Ended September 30,
	2010	2009
Non-Cash Investing and Financing Activities:
Deemed capital contributions from affiliate related to the allocation of current income taxes and other taxes	$74,116	$63,790
Deemed capital contribution for payments of program rights obligations by affiliates	1,211	1,514
Allocation of Cablevision share-based compensation expense in the form of a deemed capital contribution	8,645	8,240

Supplemental Data:
Cash interest paid	68,187	69,535
Income taxes paid	3,427	2,650

In July 2003, American Movie Classics Company LLC (“AMC LLC”), WE: Women’s Entertainment LLC (“WE LLC”), and The Independent Film Channel LLC (“IFC LLC”) and Rainbow Media Holdings LLC (“Rainbow Media Holdings”), the Company’s indirect parent, as licensees, entered into an agreement with a film studio for feature film telecast rights.  Each licensee recorded its allocated share of the program rights asset and all of the payment obligations for which they are jointly and severally liable. Such payment obligations initially amounted to $84,000 in total of which $19,500 remained unpaid at September 30, 2010.  Program rights of approximately $17,000 were allocated outside of the Company to affiliates during 2003. Payments of program rights obligations by affiliates for program rights allocated outside of the Company amounted to $1,211 and $1,514 during the nine months ended September 30, 2010 and 2009, respectively.  The allocation of these film assets was treated as a deemed capital distribution in 2003 and the payments made by affiliates for the nine months ended September 30, 2010 and 2009 were treated as a deemed capital contribution in the condensed consolidated statement of member’s deficiency.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

NOTE 4.        INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned subsidiary of Rainbow Media Holdings LLC, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal and state income tax purposes.  Accordingly, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the nine months ended September 30, 2010 and 2009 of $73,482 and $58,510, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state and local income taxes and the impact of a change in the rate used to measure deferred taxes which resulted in tax expense of $419 in the third quarter of 2010 and a tax benefit of $2,763 in the third quarter of 2009.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent.  Such contributions amounted to $74,116 and $63,730 for the nine months ended September 30, 2010 and 2009, respectively.

NOTE 5.        INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009

Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$597,156	$597,156
Advertiser relationships	91,024	91,024
Other amortizable intangibles	9,357	9,357
	697,537	697,537

Accumulated amortization
Affiliation agreements and affiliate relationships	485,317	452,236
Advertiser relationships	70,114	64,502
Other amortizable intangibles	8,947	8,853
	564,378	525,591
Amortizable intangible assets, net of accumulated amortization	133,159	171,946

Goodwill	51,309	51,309

Total intangible assets, net	$184,468	$223,255

Aggregate amortization expense
Nine months ended September 30, 2010	$38,787

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

Estimated amortization expense
Year ending December 31, 2010	$51,715
Year ending December 31, 2011	51,715
Year ending December 31, 2012	46,553
Year ending December 31, 2013	21,934
Year ending December 31, 2014	21

NOTE 6.        SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s reportable business segments is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues, net
AMC Networks	$196,095	$175,557	$567,822	$510,660
IFC	32,062	30,618	95,627	88,662
Total	$228,157	$206,175	$663,449	$599,322

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Adjusted operating cash flow
AMC Networks	$87,417	$84,259	$268,461	$247,447
IFC	12,099	11,606	34,070	28,976
Total	$99,516	$95,865	$302,531	$276,423

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Depreciation and amortization
AMC Networks	$(13,271)	$(13,223)	$(39,826)	$(40,539)
IFC	(926)	(945)	(2,784)	(2,842)
Total	$(14,197)	$(14,168)	$(42,610)	$(43,381)

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Share-based compensation expense
AMC Networks	$(2,390)	$(1,932)	$(6,829)	$(6,433)
IFC	(620)	(535)	(1,816)	(1,807)
Total	$(3,010)	$(2,467)	$(8,645)	$(8,240)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating income
AMC Networks	$71,756	$69,104	$221,806	$200,475
IFC	10,553	10,126	29,470	24,327
Total	$82,309	$79,230	$251,276	$224,802

A reconciliation of reportable segment amounts to the Company’s condensed consolidated balances is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Income before income taxes
Total operating income for reportable segments	$82,309	$79,230	$251,276	$224,802
Items excluded from operating income:
Interest expense	(18,565)	(18,690)	(55,742)	(57,210)
Interest income	130	29	355	188
Loss on derivative contracts, net	—	(515)	—	(3,230)
Miscellaneous, net	68	191	(61)	302
Income before income taxes	$63,942	$60,245	$195,828	$164,852

	Nine Months Ended September 30,
	2010	2009
Capital expenditures
AMC Networks	$585	$864
IFC	97	199
Total	$682	$1,063

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable.  Cash is invested in

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.  The Company had three customers that in the aggregate accounted for approximately 34% and 36% of the Company’s net revenues for the nine months ended September 30, 2010 and 2009, respectively.

NOTE 7.        LEGAL MATTERS

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.   Subject to the execution of formal agreements, the parties have reached agreement in principle with respect to the license fees which approximates amounts previously accrued.

Other Legal Matters

In addition to the matters discussed above, the Company is party to various lawsuits and claims in the ordinary course of business.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 8.        FAIR VALUE MEASUREMENT

The fair value hierarchy as outlined in Accounting Standards Codification Topic 820 is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•                  Level I - Quoted prices for identical instruments in active markets.

•                  Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

 (Dollars in thousands)

(unaudited)

•                  Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets that are measured at fair value on a recurring basis at September 30, 2010 and December 31, 2009:

At September 30, 2010:

	Level I	Level II	Level III	Total

Assets:

Cash equivalents (a)	$50,320	$—	$—	$50,320

At December 31, 2009:

	Level I	Level II	Level III	Total

Assets:

Cash equivalents	$23,564	$—	$—	$23,564

(a)                      Represents the Company’s investment in funds that invest primarily in money market securities.

The Company’s cash equivalents are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Bank Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value in the accompanying consolidated balance sheets are summarized as follows:

	September 30, 2010
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$521,250	$521,250
Senior notes	299,484	301,140
Senior subordinated notes	324,007	338,000
	$1,144,741	$1,160,390

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

	December 31, 2009
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$580,000	$580,000
Senior notes	299,283	305,640
Senior subordinated notes	323,817	342,875
	$1,203,100	$1,228,515

(a)           The carrying value of the Company’s bank debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company’s debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.